Exhibit 31.2	Rule 13a-14(a)/15d-14(a) Certification

CERTIFICATIONS

I, Craig A. Steen, certify that:

1.	I have reviewed this annual report on Form 10-K/A of North Central Bancshares, Inc.;

2.
Based on my knowledge, this  report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 24, 2010	/s/ Craig A. Steen Craig A. Steen Interim Principal Accounting Officer